Exhibit 99.1

Investor Relations Contact:
Raphael Gross/ Don Duffy
203.682.8200
Kona Grill Reports Second Quarter Results
Second Quarter Same-Store Sales Increase 5.0%; Diluted EPS of $0.05
Company Raises 2007 Earnings Guidance
SCOTTSDALE—(BUSINESS WIRE)—July 30, 2007—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its second quarter ended June 30, 2007.
Highlights for the second quarter of 2007 include:
•	Opened restaurant in Troy, MI

•	Revenue increased 62.7% to $19.3 million

•	Same-store sales increased 5.0%

•	Net income of $0.3 million, or $0.05 per diluted share, including non-cash stock-based compensation expense of $0.1 million, or $0.02 per diluted share
Highlights for the first six months of 2007 include:
•	Revenue increased 58.5% to $35.0 million

•	Same-store sales increased 3.4%

•	Net loss of ($0.2) million, or ($0.04) per diluted share, including non-cash stock-based compensation expense of $0.3 million, or $0.06 per diluted share
“Our solid second quarter performance underscores the strength of the Kona Grill brand, as strong openings at both our Austin and Troy restaurants, as well as 5.0% growth in same-store sales, contributed to above forecasted sales and profitability. For the balance of 2007 and beyond, we believe we can continue building long-term shareholder value through industry-leading operating margins,” said Marcus E. Jundt, Chairman of the Board, President and Chief Executive Officer of Kona Grill.
Second Quarter Financial Results
Revenue increased 62.7% to $19.3 million during the second quarter of 2007 from $11.9 million during the same period last year. Same-store sales increased 5.0%, reflecting increased customer traffic coupled with higher menu prices. In the second quarter of 2006, the Company experienced 5.8% growth in same-store sales.
Average weekly sales for the nine restaurants in the comparable base were $99,083 during the second quarter of 2007, compared to $94,348 in the prior year period.

Average weekly sales for restaurants not in the comparable base that were open the entire quarter were $82,815 during the second quarter this year compared to $76,595 during the same quarter of 2006.
Net income for the second quarter of 2007 was $0.3 million, or $0.05 per diluted share, based upon 6.2 million diluted shares, versus net loss of ($0.3) million or ($0.05) per diluted share last year, based upon 5.8 million diluted shares.
First Six Months Financial Results
Revenue increased 58.5% to $35.0 million during the first half of 2007 from $22.1 million in the same period last year. Same-store sales increased 3.4%. In the first half of 2006, the Company experienced 6.0% growth in same-store sales.
Net loss for the six months ended June 30, 2007 was ($0.2) million, or ($0.04) per diluted share based upon 5.9 million shares. This compares to a net loss of ($1.2) million, or ($0.21) per diluted share, based on 5.8 million diluted shares in the prior year period.
Financial Guidance
For the third quarter of 2007, the Company expects revenue of $18.7 million to $19.1 million and a net loss of ($0.1) million to net profit of $0.2 million, or ($0.02) to $0.03 per share. This range includes the estimated impact of expensing non-cash stock-based compensation which is estimated to be $0.02 to $0.03 per diluted share for the third quarter of 2007.
For fiscal year 2007, the Company has narrowed its anticipated revenue guidance to $72.5 million to $73.5 million and anticipates an improved net loss per share of ($0.17) to ($0.07) versus prior guidance. This range includes the estimated impact of stock-based compensation, which is estimated to be $0.10 to $0.12 per diluted share in 2007. The Company anticipates opening an additional two new restaurants in fiscal year 2007 in Baton Rouge, LA and Stamford, CT during the fourth quarter.
Conference Call
The Company will host a conference call to discuss second quarter 2007 financial results today at 5:00 PM ET. The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-800-289-0572 or 1-913-981-5543 for international callers. A replay of the call will be available until Monday, August 6, 2007, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 8076442.
About Kona Grill
Kona Grill owns and operates restaurants in Scottsdale and Chandler, AZ; Denver, CO; Naples, FL; Lincolnshire and Oak Brook, IL; Carmel, IN; Troy, MI; Kansas City, MO; Omaha, NE; Las Vegas, NV; Austin, Dallas, Houston, San Antonio, and Sugar Land (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.

Forward-Looking Statements
The financial guidance we provide for our third quarter and fiscal year 2007 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Current assets	$13,374	$17,873
Other assets	442	407
Property and equipment, net	42,653	40,516

Total assets	$56,469	$58,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$6,413	$8,731
Long-term obligations	14,025	14,243
Stockholders’ equity	36,031	35,822

Total liabilities and stockholders’ equity	$56,469	$58,796

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)
Restaurant sales	$19,322	$11,877	$34,988	$22,071
Costs and expenses:
Cost of sales	5,487	3,299	10,033	6,194
Labor	5,970	3,578	11,045	6,731
Occupancy	1,205	812	2,263	1,518
Restaurant operating expenses	2,742	1,480	4,876	2,926
General and administrative	1,832	1,625	3,601	3,639
Preopening expense	350	689	838	980
Depreciation and amortization	1,477	823	2,766	1,553

Total costs and expenses	19,063	12,306	35,422	23,541

Income (loss) from operations	259	(429)	(434)	(1,470)
Nonoperating income (expense):
Interest income	131	246	291	483
Interest expense	(42)	(75)	(42)	(154)

Income (loss) before provision for income taxes	348	(258)	(185)	(1,141)
Provision for income taxes	35	45	45	50

Net income (loss)	$313	$(303)	$(230)	$(1,191)

Net income (loss) per share:
Basic	$0.05	$(0.05)	$(0.04)	$(0.21)

Diluted	$0.05	$(0.05)	$(0.04)	$(0.21)

Weighted average shares used in computation:
Basic	5,866	5,793	5,860	5,762

Diluted	6,233	5,793	5,860	5,762

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a percentage of restaurant sales as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Restaurant sales	$19,322	$11,877	$34,988	$22,071
Costs and expenses:
Cost of sales	5,487	3,299	10,033	6,194
Labor	5,970	3,578	11,045	6,731
Occupancy	1,205	812	2,263	1,518
Restaurant operating expenses	2,742	1,480	4,876	2,926

Restaurant operating profit	3,918	2,708	6,771	4,702

Deduct — other costs and expenses:
General and administrative	1,832	1,625	3,601	3,639
Preopening expense	350	689	838	980
Depreciation and amortization	1,477	823	2,766	1,553

Income (loss) from operations	$259	$(429)	$(434)	$(1,470)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	28.4	27.8	28.7	28.1
Labor	30.9	30.1	31.6	30.5
Occupancy	6.2	6.8	6.5	6.9
Restaurant operating expenses	14.2	12.5	13.9	13.2

Restaurant operating profit	20.3	22.8	19.4	21.3

Deduct — other costs and expenses:
General and administrative	9.5	13.7	10.3	16.5
Preopening expense	1.8	5.8	2.4	4.5
Depreciation and amortization	7.6	6.9	7.9	7.0

Income (loss) from operations	1.3%	(3.6)%	(1.2)%	(6.7)%

Certain percentage amounts do not sum to total due to rounding